EXHIBIT 23





          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Registration Statement of Northwest Natural Gas Company and subsidiaries on Form S-3 of our report dated February 20, 1996, appearing in the Annual Report on Form 10-K of Northwest Natural Gas Company for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


          /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP

          October 31, 1996